EXHIBIT 4.6

                                DEPOSIT AGREEMENT
                                    (Class C)

                          Dated as of December 14, 1998


                                     between


                    FIRST SECURITY BANK, NATIONAL ASSOCIATION
                                 as Escrow Agent

                                       and

                                  CITIBANK, N.A.

                                  as Depositary




                             TABLE OF CONTENTS

                                                                       Page
 ARTICLE I  FORMATION OF DEPOSITS . . . . . . . . . . . . . . . . . . . . 2
            Section 1.1    Acceptance of Depositary . . . . . . . . . . . 2
            Section 1.2    Establishment of Accounts  . . . . . . . . . . 2

 ARTICLE II MAINTENANCE OF DEPOSITS . . . . . . . . . . . . . . . . . . . 3
            Section 2.1    Deposits . . . . . . . . . . . . . . . . . . . 3
            Section 2.2    Interest . . . . . . . . . . . . . . . . . . . 3
            Section 2.3    Withdrawals  . . . . . . . . . . . . . . . . . 3
            Section 2.4    Other Accounts . . . . . . . . . . . . . . . . 4

 ARTICLE III    TERMINATION   . . . . . . . . . . . . . . . . . . . . . . 4

 ARTICLE IV     PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . 5

 ARTICLE V      REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . 6

 ARTICLE VI     TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . 7

 ARTICLE VII    AMENDMENT   . . . . . . . . . . . . . . . . . . . . . . . 7

 ARTICLE VIII   NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . 7

 ARTICLE IX     OBLIGATIONS UNCONDITIONAL . . . . . . . . . . . . . . . . 8

 ARTICLE X      ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . 8

 ARTICLE XI     GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . 8

 ARTICLE XII    WAIVER OF JURY TRIAL RIGHT  . . . . . . . . . . . . . . . 9

 ARTICLE XIII   COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . 9




 Schedule I Schedule of Deposits

 Exhibit A  Notice of Purchase Withdrawal

 Exhibit B  Notice of Final Withdrawal

           This DEPOSIT AGREEMENT (Class C) dated as of December 14, 1998 (as amended, modified or supplemented from time to time, this "Agreement") between First Security Bank, National Association, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the "Escrow Agent"), and Citibank, N.A., a national banking association, as depositary bank (the "Depositary").


                            W I T N E S S E T H

           WHEREAS, US Airways, Inc. ("US Airways") and State Street Bank and Trust Company, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the "Pass Through Trustee") have entered into a Trust Supplement, dated December 14, 1998, to the Pass Through Trust Agreement dated as of December 4, 1998 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Pass Through Trust Agreement") relating to US Airways Pass Through Trust 1998-1C pursuant to which the US Airways Pass Through Trust, Series 1998-1C Certificates referred to therein (the "Certificates") are being issued;

           WHEREAS, US Airways and Airbus Industrie Financial Services, a corporation formed under the laws of Ireland ("AIFS") have entered into a Purchase Agreement dated as of December 14, 1998 pursuant to which US Airways will cause the Pass Through Trustee to issue and sell the Certificates to AIFS;

           WHEREAS, US Airways, the Pass Through Trustee, certain other pass through trustees and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the "Equipment Notes") issued to finance the acquisition of aircraft by US Airways, as lessee or as owner, utilizing a portion of the proceeds from the sale of the Certificates (the "Net Proceeds");

           WHEREAS, the Escrow Agent, AIFS, the Pass Through Trustee and State Street Bank and Trust Company, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the "Paying Agent") concurrently herewith are entering into an Escrow and Paying Agent Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Escrow and Paying Agent Agreement"); and

           WHEREAS, AIFS and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of AIFS and its successors, assigns and transferees as registered owners of the Certificates (together, with AIFS, the "Investors") pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to AIFS and the other Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

           NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I
                            FORMATION OF DEPOSITS

           Section 1.1 Acceptance of Depositary. The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement. The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement. The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

           Section 1.2 Establishment of Accounts. The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required in connection with the deposits contemplated by Section 2.4 hereof (each, an "Account" and collectively, the "Accounts"), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement.

                                 ARTICLE II
                           MAINTENANCE OF DEPOSITS

           Section 2.1 Deposits. The Escrow Agent shall direct AIFS to deposit with the Depositary on the date of this Agreement (the "Deposit Date") in Federal (same day) funds by official check or checks or wire or other transfer to: Citibank, N.A., Reference: US Airways 1998-1, A/C# 3064-0009, ABA# 021000089 and the Depositary shall accept from AIFS on behalf of the Escrow Agent the sum of US$112,495,918. Upon acceptance of such sum, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing on the respective dates set forth therein (including any deposit made pursuant to Section 2.4 hereof, individually, a "Deposit" and, collectively, the "Deposits") and (ii) credit each Deposit to the related Account as set forth therein. No amount shall be deposited in any Account other than the related Deposit.

           Section 2.2 Interest. Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal at the rate of 6.82% per annum (computed on the basis of a year of twelve 30-day months) payable to the Paying Agent on behalf of the Escrow Agent semi-annually in arrears on each January 30 and July 30, commencing on January 30, 1999 (each, an "Interest Payment Date"), and on the date of the Final Withdrawal (as defined below), all in accordance with the terms of this Agreement (whether or not any such Deposit is withdrawn on an Interest Payment Date). Interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal shall be paid on the next Interest Payment Date, notwithstanding any intervening Final Withdrawal.

           Section 2.3 Withdrawals. (a) On and after the date seven (7) days after the establishment of any Deposit, the Escrow Agent may, by providing at least one (1) Business Day's prior notice of withdrawal to the Depositary in the form of Exhibit A hereto (a "Notice of Purchase Withdrawal"), withdraw not less than the entire balance of such Deposit, except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent or the Pass Through Trustee may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof. Following such withdrawal the balance in the related Account shall be zero and the Depositary shall close such Account. As used herein, "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Pittsburgh, Pennsylvania, Boston, Massachusetts or Salt Lake City, Utah.

                (b)    The Escrow Agent may, by providing at least fifteen
 (15) days' prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a "Notice of Final Withdrawal"), withdraw the entire amount of all of the remaining Deposits together with the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a "Final Withdrawal"), on such date as shall be specified in such Notice of Final Withdrawal. If a Notice of Final Withdrawal has not been given to the Depositary on or before November 1, 1999 and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on November 16, 1999.

                (c) If the Depositary receives a duly completed Notice of Purchase Withdrawal or Notice of Final Withdrawal complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement.

           Section 2.4 Other Accounts. On the date of withdrawal of any Deposit, the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall be entitled to re-deposit with the Depositary any portion thereof and the Depositary shall accept the same for deposit hereunder. Any sums so received for deposit shall be established as a new Deposit and credited to a new Account, all as more fully provided in
 Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that (i) such Deposit may not be withdrawn prior to the date seven days after the establishment thereof and (ii) such Deposit shall mature on November 15, 1999 and bear interest as provided in Section 2.2. The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit and the account number assigned thereto.

                                 ARTICLE III
                                 TERMINATION

           This Agreement shall terminate on the fifth (5th) Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

                                 ARTICLE IV
                                  PAYMENTS

            All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the case of accrued interest on the Deposits payable under Section 2.2 hereof or any Final Withdrawal, directly to the Paying Agent at State Street Bank and Trust Company, 2 International Place, 4th Floor, Boston, MA 02110, ABA#011-0000-28, Account #9903-9901,
 Attention: Melissa Lewandowski, Reference: US Airways 1998-1 EETC, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal, directly to or as directed by the Pass Through Trustee as specified and in the manner provided in such Notice of Purchase Withdrawal. The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising. All payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, "Taxes"). However, if the Depositary or the Paying Agent (pursuant to Section 2.4 of the Escrow and Paying Agent Agreement) shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall: (i) make such deductions or withholding and (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority. If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and no additional interest shall accrue in respect of such extension.

                                  ARTICLE V
                       REPRESENTATIONS AND WARRANTIES

           The Depositary hereby represents and warrants to US Airways, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:

                (a) it is a bank duly organized and validly existing in good standing under the laws of its jurisdiction of organization and is duly qualified to conduct banking business in the State of New York;

                (b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

                (c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and such document has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

                (d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

                (e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

                (f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

                                 ARTICLE VI
                                  TRANSFER

           Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under Section 1.7 of the Escrow and Paying Agent Agreement, and any purported assignment in violation thereof shall be void. This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns.

                                 ARTICLE VII
                                  AMENDMENT

           This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced and by the Pass Through Trustee.

                                ARTICLE VIII
                                   NOTICES

           Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile) and shall be deemed to be given and effective upon receipt thereof. All notices shall be sent to (x) in the case of the Depositary, Citibank, N.A., 450 Mamaroneck Avenue, 3rd Floor, Harrison, NY 10528,
 Attention: Tara Ramnarine (Telecopier: 914-899-7163 or (y) in the case of the Escrow Agent, First Security Bank, National Association, 79 South Main Street, Salt Lake City, UT 84111, Attention: Corporate Trust Services (Telecopier: (801) 246-5053), in each case, with a copy to the Pass Through Trustee, State Street Bank and Trust Company, 2 International Place, 4th Floor, Boston, MA 02110 (Telecopier: (617) 664-5151) and to US Airways, US Airways, Inc., 2345 Crystal Drive, Arlington, VA 22227, Attention:
 Treasurer (Telecopier: (703) 872-5936) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto). On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement. The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

                                 ARTICLE IX
                          OBLIGATIONS UNCONDITIONAL

           The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

                                  ARTICLE X
                              ENTIRE AGREEMENT

           This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

                                 ARTICLE XI
                                GOVERNING LAW

           THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE DEPOSITARY AND THE ESCROW AGENT WITH RESPECT TO THE DEPOSITS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND SUBJECT TO THE PROVISIONS OF REGULATION D OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM (OR ANY SUCCESSOR), AS THE SAME MAY BE MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME.

                                 ARTICLE XII
                         WAIVER OF JURY TRIAL RIGHT

           EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

                                ARTICLE XIII
                                COUNTERPARTS

           This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

           IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.

                          FIRST SECURITY BANK, NATIONAL
                            ASSOCIATION, as Escrow Agent


                          By: /s/ C. Scott Nielsen
                              ---------------------------------
                              Name:  C. Scott Nielsen
                              Title: Vice President


                          CITIBANK, N.A., as Depositary


                          By: /s/ Arthur Deffar
                              --------------------------------
                              Name:  Arthur Deffar
                              Title: Managing Director



                                                                Schedule I

                            SCHEDULE OF DEPOSITS
                            --------------------
                                 (Class C)

 DATE        TAIL NO.      DEPOSIT AMOUNT      ACCOUNT NO.      MATURITY DATE

 12/14/98    N705UW          $5,793,467         3064-0009        10/31/1999

 12/14/98    N101UW           7,063,070         3064-0009        10/31/1999

 12/14/98    N706US           5,793,467         3064-0009        10/31/1999

 12/14/98    N707UW           5,793,467         3064-0009        10/31/1999

 12/14/98    N708UW           5,788,248         3064-0009        10/31/1999

 12/14/98    N709UW           5,797,284         3064-0009        10/31/1999

 12/14/98    N102UW           7,110,663         3064-0009        10/31/1999

 12/14/98    N103US           7,110,663         3064-0009        10/31/1999

 12/14/98    N710UW           5,823,677         3064-0009        10/31/1999

 12/14/98    N104UW           7,125,015         3064-0009        10/31/1999

 12/14/98    N105UW           7,125,015         3064-0009        10/31/1999

 12/14/98    N711UW           5,831,762         3064-0009        10/31/1999

 12/14/98    N712US           5,831,762         3064-0009        10/31/1999

 12/14/98    N106US           7,134,730         3064-0009        10/31/1999

 12/14/98    N713UW           5,843,407         3064-0009        10/31/1999

 12/14/98    N714US           5,843,407         3064-0009        10/31/1999

 12/14/98    N715UW           5,843,407         3064-0009        10/31/1999

 12/14/98    N716UW           5,843,407         3064-0009        10/31/1999




                                                                 EXHIBIT A

                       NOTICE OF PURCHASE WITHDRAWAL


 CITIBANK, N.A.
 450 Mamaroneck Avenue
 3rd Floor
 Harrison, NY  10528
 Attention:  Tara Ramnarine
 Telecopier:  914-899-7163

 Ladies and Gentlemen:

        Reference is made to the Deposit Agreement (Class C) dated as of December 14, 1998 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and Citibank, N.A., as Depositary (the "Depositary").

        In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $__________, Account No. __________.

        The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to _______________, Account No. __________, Reference:
 __________ on _______________, _____,  upon the telephonic request of a representative of the Pass Through Trustee.

                          FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Escrow Agent


                         By_________________________________________
                           Name:
                           Title:

 Dated:___________, ____

 cc:  Art Deffaa
      Telecopy No.: (212) 793-3734



                                                                  EXHIBIT B

                          NOTICE OF FINAL WITHDRAWAL

 CITIBANK, N.A.
 450 Mamaroneck Avenue
 3rd Floor
 Harrison, NY  10528
 Attention:  Tara Ramnarine
 Telecopier:  914-899-7163

 Ladies and Gentlemen:

        Reference is made to the Deposit Agreement (Class C) dated as of December 14 , 1998 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and Citibank, N.A. (the
 "Depositary").

        In accordance with Section 2.3(b) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits.

        The undersigned hereby directs the Depositary to pay the proceeds of the Deposits and accrued interest thereon to the Paying Agent at State Street Bank and Trust Company, ABA#011-0000-28, Account #9903-9901,
 Attention: Melissa Lewandowski, Reference: US Airways 1998-1 EETC.

                          FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Escrow Agent



                          By_______________________________________
                           Name:
                           Title:

 Dated:__________, ____

 cc:  Art Deffaa
      Telecopy No.:  (212) 793-3734